Exhibit 10.3

FIRST AMENDMENT
TO THE
MOOG INC.
MANAGEMENT SHORT TERM INCENTIVE PLAN
(Effective as of September 29, 2017)
WHEREAS, Moog Inc. (the “Company”) maintains the Moog Inc. Management Short Term Incentive Plan (the “Plan”); and
WHEREAS, the Company reserved the right to amend the Plan at any time; and
WHEREAS, the Company wishes to amend the Plan in certain respects.
NOW, THEREFORE, the Plan is amended, effective as of July 26, 2018, as follows:
1.The Plan is amended to add the following provisions at the end of the section entitled “Bonus Determinations”:
Notwithstanding the foregoing, the following provisions will apply solely with respect to the Plan Years beginning October 1, 2017 and September 30, 2018, respectively:

•
2018 Supplemental Bonus. With respect to the Plan Year beginning October 1, 2017, each eligible employee will be eligible to receive a “2018 Supplemental Bonus” in addition to any Bonus the eligible employee is otherwise eligible to receive for the Plan Year. The decision to pay and the amount of any 2018 Supplemental Bonus, if any, will be in the sole discretion of the Committee.

•
2019 Bonus. For the Plan Year beginning September 30, 2018, the Bonus an eligible employee will be eligible to receive for such Plan Year will equal the difference between (i) the Bonus the eligible employee would otherwise be entitled to receive for the Plan Year without regard to this provision, less (ii) the amount of any 2018 Supplemental Bonus paid to such eligible employee. In no event will the Bonus for the Plan Year beginning on September 30, 2018 be less than zero.

2.The Plan is amended to add the following provision at the end of the section entitled “Time and Form of Payment”:
Any 2018 Supplemental Bonus will be paid following the end of the Plan Year beginning October 1, 2017, but in no event later than December 31, 2018.

3.In all other respects, the Plan remains unchanged.
4.Any capitalized terms not otherwise defined in this First Amendment have the meaning set forth in the Plan.
IN WITNESS HEREOF, the Company, through is duly authorized officer, adopts this First Amendment as of the effective date set forth above.

MOOG INC.

By: /s/ Paul Wilkinson
Title: Chief Human Resources Officer

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